                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                       NAMES UNDER
                     WHICH SUBSIDIARY      STATE OR JURISDICTION
SUBSIDIARY NAME       DOES BUSINESS          OF INCORPORATION        RELATIONSHIP
---------------       -------------          ----------------        ------------

Raptor Networks       Raptor Networks           California           100% owned by Raptor
Technology, Inc.      Technology, Inc.                               Networks Technology,
                                                                     Inc. (CO)

